UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2021

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FUSE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-22991	87-0460247
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 N. Market St. Office 110, Jacksonville, FL 32202

(Address of Principal Executive Offices) (Zip Code)

904-490-0245

(Registrant’s telephone number, including area code)

5510 MERRICK RD.
MASSAPEQUA, NEW YORK 11758

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

The company is pleased to announce the appointment of David Delke. David and makes his home in Jacksonville FL . David is the founder of jumbbble.com a CRM software platform. David brings years of experience in software engineering and building digital products and services. David is on Twitter @itsred62. Jumbbble Twitter account is @jumbbble.

The company accepts the resignation of interim management Miro Zecevic. Miro Zecevic is a principal of Mina Mar Group an M&A firm in West Palm Beach Florida

The company accepts the resignation of Nevada custodian Brandon Dean.

As part of the resignation and corporate restructuring the company has recapitalized with preferred Class A shares 1 Million shares with 1- 10,000 super voting and convertible rights

The company has commenced work on bringing jumbbble to the market as part of DROP. This software platform is a CRM (customer relationship management) platform focused on live video customer service, sales, and support with a vast product roadmap and long-term vision in remote assistance and customer support, service, sales and success.

The management is of the opinion that this is a material event and as a voluntary SEC filer is making the market aware of its activities. The management is applying to OTC Markets to gain access to OTCIQ in order to file its periodic filings and get the company current.

The company has no existing debt.

The Company intends to do a name change in concert with its new business. The management does not anticipate disturbing the share structure with any sort of a share stock split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUSE SCIENCE, INC.

By	/s/ David Delke
Name: David Delke Title: President

Date:  June 11, 2021.

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